Amendment No. 1

To the Employment Agreement effective March 1, 2000

By and between

Transgenomic, Inc.

And

Collin D’Silva

WHEREAS, the parties have previously entered into an Employment Agreement (“Agreement”) effective March 1, 2000; and

WHEREAS, the parties now wish to provide for the extension of the term of said Agreement;

THEREFORE, the parties hereby agree as follows:

In Section 1, the term of the Agreement is hereby extended for one (1) year from March 1, 2004 to February 28, 2005.

In Section 16, the addresses for notice are hereby amended as follows:

To the Company:	Transgenomic, Inc
12325 Emmet Street
Omaha, NE 68164

To the Employee	Collin D’Silva
1525 S 84th Street
Omaha, NE 68124

In all other material terms and conditions the Agreement shall remain unaltered.

IN WITNESS WHEREOF, the parties have duly executed this Agreement in duplicate originals on the day and year set forth below:

ON BEHALF OF TRANSGENOMIC, INC.	COLLIN D’SILVA

BY:	BY:

DATE:	DATE:

NAME: